Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of New York Health Care, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Murry Englard, Acting Chief Executive Officer of the Company from November 17, 2006 to the present, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to New York Health Care, Inc., and will be retained by New York Health Care, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 20, 2007

By: /s/ Murry Englard
Murry Englard
Acting Chief Executive Officer
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